                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: June 10, 2003

Commission   Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number  and principal office address and telephone number     Incorporation  ID. Number
1-1217       Consolidated Edison Company
             of New York, Inc.                                     New York       13-5009340
             4 Irving Place, New York, New York 10003
             (212) 460-4600

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

On June 10, 2003 Consolidated Edison Company of New York, Inc. (the "Company") entered into (i) an underwriting agreement with HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives for the underwriters named therein for the sale of $200 million aggregate principal amount of the Company's 3.85% Debentures, Series 2003 B (the "2003 B Debentures") and (ii) an underwriting agreement with Banc One Capital Markets, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives for the underwriters named therein for the sale of $200 million aggregate principal amount of the Company's 5.10% Debentures, Series 2003 C (the "2003 C Debentures" and, together with the 2003 B Debentures, the "Debentures"). The Debentures were registered under the Securities Act of 1933 pursuant to Registration Statement on Form S-3 (No. 333-104623, declared effective May 27,
2003) relating to $1,075,000,000 aggregate principal amount of unsecured debt securities of the Company, of which $275 million has been carried over from Registration Statement No. 333-101227. Copies of the underwriting agreements and the definitive forms of the Debentures are filed as exhibits to this report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

See Exhibit Index.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONSOLIDATED EDISON COMPANY
                                      OF NEW YORK, INC.


                                      By /s/ Edward J. Rasmussen
                                             Edward J. Rasmussen
                                             Vice President and Controller


DATE: June 12, 2003

                                Index to Exhibits

                                                                 Sequential Page
                                                                 Number at which
Exhibit   Description                                            Exhibit Begins

    1.1   Underwriting Agreement relating to the 2003 B Debentures.

    1.2   Underwriting Agreement relating to the 2003 C Debentures.

    4.1   Form of the 2003 B Debentures.

    4.2   Form of the 2003 C Debentures.

    12 Statement of computation of the Company's ratio of earnings to fixed charges for the three and twelve-month periods ended March 31, 2003 and the years 1998- 2002.